UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Corcept Therapeutics Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

149 Commonwealth Drive, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-327-3270

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq has notified Corcept Therapeutics Incorporated that the Company is not in compliance with continuous listing standards for inclusion on the Nasdaq Global Market because (i) pursuant to Nasdaq Marketplace Rule 4450(a)(5), the Company’s price per share for its Common Stock had closed below the minimum $1.00 per share requirement for 30 consecutive business days, and (ii) pursuant to Marketplace Rule 4450(a)(3), the Company’s stockholders’ equity reported on its Form 10-Q for the period ending September 30, 2006 did not comply with the minimum $10 million requirement.

The Nasdaq notifications were provided in two letters dated November 10, 2006. On November 16, 2006 the Nasdaq staff determined pursuant to Marketplace Rule 4814(b) to adjust the period of time required for Corcept to disclose the receipt of the two letters to no later than the close of business on November 22, 2006.

Pursuant to Marketplace Rule 4450(e)(2), the company has a 180 day grace period to regain compliance with Nasdaq’s minimum bid price requirement. In order to regain compliance, the bid price of the Company’s common stock must close at $1.00 or more per share for a minimum of 10 consecutive business days anytime before May 9, 2007.

Nasdaq has advised the Company that under Marketplace Rule 4803, the Company has until December 4, 2006 to provide Nasdaq a specific plan to achieve and sustain compliance with the minimum stockholders’ equity standard.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corcept Therapeutics Incorporated

November 16, 2006	By:	/s/ Joseph K. Belanoff, M.D.

Name: Joseph K. Belanoff, M.D.
Title: Chief Executive Officer